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                                               ---------------------------------
                                               TANNER+CO.
                                               THE CRITICAL KNOWLEDGE SOURCE

                                               BUSINESS ADVISORS
                                               AND CERTIFIED PUBLIC ACCOUNTANTS
                                               ---------------------------------

                                               215 South State Street, Suite 800
                                               Salt Lake City, Utah 84111
                                               Telephone (801) 532-7444
                                               Fax (801) 532-4911
                                               www.tannerco.com

                                               A PROFESSIONAL CORPORATION


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated October 3, 2003, included in ATSI Communications, Inc.'s Annual Report on Form 10-K/A for the year ended July 31, 2003 and to all references to our Firm included in this Registration Statement.

                                                  /s/ Tanner + Co.


Salt Lake City, Utah
May 6, 2004


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